UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 13, 2008

ADHEREX TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Canada

(State or other jurisdiction of incorporation)

001-32295	20-0442384
(Commission File Number)	(IRS Employer ID Number)

4620 Creekstone Drive, Suite 200, Durham, North Carolina 27703

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (919) 484-8484

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 13, 2008, Adherex Technologies Inc. entered into a License Agreement with Stichting Antoni van Leeuwenhoek Ziekenhuis or the Netherlands Cancer Institute (“NKI-AVL”) that provides Adherex with an exclusive, worldwide license to use data from a Phase III trial of sodium thiosulfate (“STS”) and follow-up STS studies (the “Licensed Data”) for a new drug application with the U.S. Food and Drug Administration and equivalent regulatory agencies worldwide. NKI-AVL retains the non-exclusive, royalty-free right to use the Licensed Data for academic purposes. Adherex is required to make upfront payments and regulatory milestone payments to NKI-AVL that could total up to 220,000 Euro.

The License Agreement continues until termination by either party. Adherex or NKI-AVL may terminate the License Agreement for a breach by the other party that remains uncured for 30 days. Adherex may terminate the License Agreement upon 3 months’ notice if it decides not to continue developing STS.

A copy of the press release announcing the License Agreement is attached to this current report on Form 8-K as Exhibit 99.1. A copy of the License Agreement will be filed as an exhibit to Adherex’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2008.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Document

99.1	Press Release dated May 14, 2008 announcing the License Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Adherex Technologies Inc.

By:	/s/ James A. Klein, Jr.
James A. Klein, Jr.
Chief Financial Officer

Dated: May 19, 2008